UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 22, 2022

SELECTA BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37798	26-1622110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

65 Grove Street, Watertown, MA 02472

(Address of principal executive offices)(Zip Code)

(617) 923-1400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	SELB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Blaine Davis as Chief Financial Officer

On November 22, 2022, the Board of Directors (the “Board”) of Selecta Biosciences, Inc. (the “Company”) appointed Blaine Davis as the Company’s Chief Financial Officer, effective upon the commencement of Mr. Davis’s full-time employment with the Company on November 28, 2022 (the “Effective Date”). Mr. Davis will serve as the Company’s principal financial officer and its principal accounting officer, effective as of the Effective Date.

Prior to joining the Company, Mr. Davis, age 48, served as Chief Financial Officer at Protara Therapeutics, Inc., a publicly-traded biotechnology company, from February 2020 to September 2022. Before joining Protara Therapeutics, Inc., Mr. Davis served as Chief Financial Officer and Vice President, Head of Investor Relations & Corporate Communications for Insmed Incorporated from July 2017 to January 2020. Previously, Mr. Davis held multiple executive leadership positions at Endo International plc, including Senior Vice President and General Manager, Specialty Pharmaceuticals; President of Endo Ventures; and Senior Vice President, Investor Relations and Corporate Communications. Prior to his tenure at Endo International plc, Mr. Davis held senior positions in corporate and business development and investor relations at Bristol-Myers Squibb Company. Mr. Davis holds a Bachelor of Arts degree in Biology and Psychology with a minor in Economics from Middlebury College.

In connection with Mr. Davis’ appointment as Chief Financial Officer of the Company, the Company entered into an employment agreement with Mr. Davis (the “Davis Employment Agreement”) that commenced on the Effective Date. Under the terms of the Davis Employment Agreement, Mr. Davis is entitled to receive an annual base salary of $440,000 and Mr. Davis will be eligible for an annual performance bonus targeted at 40% of his annual base salary beginning in 2023.

If Mr. Davis’s employment is terminated without “cause” or he resigns for “good reason,” as such terms are defined in the Davis Employment Agreement, he shall be entitled to receive, subject to his continued compliance with a separate restrictive covenant agreement and timely execution of a separation and release agreement with the Company that includes non-competition covenants, (i) continued base salary payments for a period of 12 months following his termination, (ii) a pro-rata portion of his annual bonus for the year of termination, based on actual performance or, if the termination occurs during the first quarter of the calendar year, based on his target bonus, and (iii) direct payment of, or reimbursement for, continued medical, dental and/or vision coverage pursuant to COBRA for up to 12 months. In addition, if a termination without cause or resignation for good reason occurs within the 60 days preceding or 12 months following a change in control, Mr. Davis is entitled to accelerated vesting of any of his unvested Company equity awards that vest solely based on the passage of time. The Company must provide Mr. Davis 30 days’ notice, or pay in lieu of notice, in the event the Company terminates him for any reason other than for cause.

Mr. Davis has also agreed to refrain from (i) engaging in competition with the Company while employed and following his termination of employment other than due to a layoff or by the Company without cause for a period of 12 months, (ii) soliciting customers, suppliers, vendors or other business partners of the Company while employed and for a period of 12 months following his termination of employment for any reason, and (iii) soliciting employees of the Company while employed and for a period of 18 months following his termination for any reason.

Pursuant to the Davis Employment Agreement, Mr. Davis was also granted an option to purchase 1,250,000 shares of the Company’s common stock, par value $0.0001 per share, at an exercise price equal to the closing price per share of the Company’s common stock on the grant date. The option will vest over a four-year period, with 25% vesting 12 months from the grant date and the remaining 75% vesting in 36 equal monthly installments thereafter, subject to Mr. Davis’s continued employment with the Company on each vesting date.

The foregoing description of the Davis Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Davis Employment Agreement, a copy of which is expected to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Also in connection with his appointment as Chief Financial Officer, Mr. Davis has entered into the Company’s standard form of indemnification agreement for executives.

There are no arrangements or understandings between Mr. Davis and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Davis and any of the Company’s directors or executive officers. Mr. Davis has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Departure of Kevin Tan as Chief Financial Officer

In connection with Mr. Davis’s appointment, Kevin Tan ceased to serve as the Company’s Chief Financial Officer, as of the Effective Date. Mr. Tan’s departure was not the result of any disagreement with the Company, its management, or the Board.

The Company agreed to provide Mr. Tan with severance benefits that are substantially consistent with those contemplated by his Employment Agreement, dated as of September 3, 2021, by and between the Company and Mr. Tan (the “Tan Employment Agreement”), which was included as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 9, 2021, and is incorporated herein by reference. Mr. Tan and the Company entered into a Separation and Release Agreement (the “Separation and Release Agreement”), on November 22, 2022, substantially in the form which was previously included in the Tan Employment Agreement, except that the Separation and Release Agreement provides that Mr. Tan will be entitled to receive his full-year annual bonus for the 2022 fiscal year and his equity awards, including stock options and restricted stock units, will continue to vest through January 4, 2023. The foregoing descriptions of the Tan Employment Agreement and the Separation and Release Agreement are not complete and are qualified in their entirety by reference to the full text of the Tan Employment Agreement and the Separation and Release Agreement, respectively. A copy of the Separation and Release Agreement is expected to be filed with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01.	Regulation FD Disclosure.

On November 28, 2022, the Company issued a press release announcing the appointment of Mr. Davis as Chief Financial Officer. The press release is attached hereto as Exhibit 99.1 and incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

EXHIBIT NUMBER	EXHIBIT DESCRIPTION

99.1	Press Release of the Company dated November 28, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTA BIOSCIENCES, INC.

Date: November 28, 2022	By:	/s/ Carsten Brunn, Ph.D.
Carsten Brunn, Ph.D.
President and Chief Executive Officer